Exhibit (a)(6)

Building Value For Shareholders John J. Arlotta, Chairman, President & CEO June 14, 2004

NeighborCare has filed a solicitation/recommendation statement on Schedule 14D-9 regarding Omnicare's tender offer. NeighborCare's shareholders are strongly advised to read carefully NeighborCare's solicitation/recommendation statement (including any amendments or supplements) regarding Omnicare's tender offer, because it contains important information. Free copies of the solicitation/recommendation statement and the related amendments or supplements, which have been filed by NeighborCare with the Securities and Exchange Commission, are available at the SEC's web site at www.sec.gov, or at the NeighborCare's web site at www.neighborcare.com, and also by directing requests to NeighborCare's information agent, MacKenzie Partners, Inc., at 1- 800-322-2885.

Statements made in this presentation, our website and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may", "target" and similar expressions. Such forward looking statements include, without limitation, statements regarding the effect of the spin-off on our operations, expected changes in reimbursement rates and inflationary increases in state Medicaid rates, expected bed count, expected SG&A expense, anticipated restructuring charges and estimates of timing and costs savings related to cost improvement initiatives. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; and an economic downturn or changes in the laws affecting our business in those markets in which NeighborCare operates. Our business, operations or results could also be affected by the effects of the effects of OmniCare's tender offer or its pendency on the company and its business, employees, customers and suppliers. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. Forward-Looking Statements

Timeline of Events Company History 1985 Founded as Genesis Health Ventures, a nursing home company 1988 Entered pharmacy business and grew both businesses through series of strategic acquisitions and mergers 1991 Initial Public Offering 1996 Acquisition of NeighborCare Pharmacies 1998 Acquisition of Vitalink Pharmacies 2000-2001 Entered then emerged from bankruptcy Dec. 1, 2003 Genesis Health Ventures, Inc. completed tax-free spin-off of its eldercare and rehabilitation businesses into a separate publicly traded company, Genesis HealthCare Corporation Dec. 2, 2003 Parent company was renamed NeighborCare, Inc., led by new management team

Timeline of Events Leading Up to NCRX's Rejection of OCR Proposal February 26 Call from Gemunder to Arlotta, suggesting dinner and idea of a transaction. Arlotta agrees to dinner, but says NCRX has no interest in combination with OCR. March 2 Informal dinner between CEOs during industry conference. Arlotta reiterates NCRX's lack of interest, but says he will inform Board of Gemunder's interest at next regular meeting. No specific proposal is discussed. March 30 Omnicare sends unsolicited letter to NCRX Board proposing to acquire NCRX at $30 per share. April 20 After careful consideration, NCRX Board sends letter unanimously rejecting OCR's informal proposal. May 24 OCR sends and makes public informal proposal substantially similar to earlier unsolicited and rejected $30 proposal. May 25 NCRX again unanimously rejects OCR unsolicited proposal as opportunistic and not in the best interest of NCRX, its shareholders and other constituencies.

Company Leadership Experienced Management Years of Healthcare Experience Areas of Expertise John Arlotta 31 PBM, specialty pharmacy, Chairman and CEO Home IV, DME, hospital pharmacy Jack Kordash 33 Healthcare IT, PBM, managed EVP and Assistant to the CEO care and outcomes research John F. Gaither, Jr. 21 Medical products, Health care General Counsel e-commerce Robert A. Smith 32 LTC, retail, and hospital pharmacy COO Richard W. Sunderland, Jr. 12 LTC pharmacy and LTC facility CFO Steve Duvall 21 PBM and Health Plan SVP, Sales and Account Management

Company Leadership Board of Directors Robert H. Fish Former Chairman and CEO, Genesis Health Ventures Dr. Philip P. Gerbino President, University of Sciences, School of Pharmacy Arthur J. Reimers Founder and former co-head, Goldman, Sachs & Co., Healthcare Investment Banking Division Phyllis R. Yale Managing Director of Bain and Company John J. Arlotta Chairman, President, & CEO, NeighborCare James H. Bloem SVP and CFO, Humana, Inc. James D. Dondero President, Highland Capital Management James E. Dalton, Jr. Former CEO of Quorum Health Group, Inc.

Who We Are Today Company Overview NeighborCare, Inc. 2004 Revenue Range: $1.4 - $1.5B Institutional Pharmacy 65 Pharmacies in 32 states + D.C. 86% of F2Q04 Revenues 255,990 Beds Served >30M scripts per year Retail Pharmacy 33 Pharmacies in 4 states ~8% of F2Q04 Revenues Primarily prescription drugs >1.5M scripts per year NeighborCare At Home 15 Distribution Centers in 10 states ~5% of F2Q04 Revenues Home infusion, respiratory & medical equipment Service ~20,000 patients Tidewater GPO Over 5,000 members ~1% of F2Q04 Revenues Represents >500,000 beds NCRX cross selling opportunity Note: Data as of second quarter fiscal 2004 results ended March 31, 2004

Genesis 25.088 ManorCare 26.084 Other 204.818 Kindred Pharmacy 2.08478109798471E-02 Sunscript 1.83460736622655E-02 Genesis 10% of beds ManorCare 10% of beds Customers <3% each 80% of beds (Number of Beds) Average customer tenure is 5.7 years Increasing contract length for renewals >2,500 customers ManorCare under contract through 2006, Genesis through 2013 Who We Are Today Diversified Customer Base Note: Data as of second quarter fiscal 2004, results ended March 31, 2004.

Who We Are Today Key Metrics Snapshot - March 31, 2004 Total Beds 255,990 Bed Growth Organic (net)* 6,424 Acquisition** 10,000 Average Revenue Per Bed $406 Adjusted EBITDA Margin 8% * YTD ending March 2004 ** As of June 2004

Opportunities Favorable industry dynamics Significant revenue growth and EBITDA margin improvement potential Industry has not had strong "value proposition" for customers Multiple opportunities for fill in acquisitions to expand geographic coverage Diverse, experienced leadership team committed to and capable of transforming the business

Capitalizing on the Opportunities Our Business Plan Reduce service costs while improving customer service Reduce product costs through improved formulary management Grow sales organically and increase customer retention Expand core business through acquisitions, new sites and sales force expansion to gain competitive advantage over national institutional pharmacy rivals

Reduce Service Costs while Improving Customer Service Phase I Best demonstrated practices Phase II Centralization and consolidation of field operations Fax server - Paperless work flow New systems - Decision Rule Engine Drug Repack facility Phase III Advanced Pharmacy Automation FY2007E - FY2008E

Reduce Product Costs through Improved Formulary Management Expanded relationship with Cardinal New P&T process and more balanced formulary New reporting system to track formulary compliance FY2007E - FY2008E

Grow Sales Organically and Increase Customer Retention Centralized contracting and pricing processes Productivity tools to improve sales tracking and management - SalesLogix New sales programs to enhance value proposition of NeighborCare Retention Rate 86.0% 88.7% 93% - 95%

Expand Core Business Strategic Acquisitions Strategy Use acquisitions to augment organic growth Match acquisition targets to current and potential customer locations Recent Performance 2003 2004 Beds Acquired 1,300 14,000* Outlook Business plan targets 10,000 to 20,000 beds/year for next 4 years * 10,000 closed as of June 2004

Expand Core Business August 2003 - August 2004 Expansion Sites

Who We are Today - The Long-Term Care Pharmacy Business Cycle NeighborCare delivers prescriptions to long- term care facilities Wholesaler delivers drugs to NeighborCare Pharmacies Cardinal: 98% of orders

Transforming the Business Using Automation and Technology

Transforming the Business Using Automation and Technology NeighborCare Drug Repack Center Distribution of pre-packaged, bar coded product to pharmacies Operational in 2005 Savings of $3M - $5M CY2005-2006 Improved operating efficiencies and patient safety

Transforming the Business Using Automation and Technology

NeighborCare Pharmacy NeighborCare Pharmacy Transforming the Business Using Automation and Technology Pharmacy Automation Fully automated "Super" Pharmacies Semi-automated smaller pharmacies Reduces errors and improves patient safety Improved Order Processing Cycle time

New Pharmacy System Intelligent Decision Rule Engine Smart Order Processing Single system - standardized processes Extensive use of Bar Codes enhances productivity and safety Compatible with other new programs Currently operational and in Pilot Evaluation Transforming the Business Using Automation and Technology

Pharmacy Operations Today 65 Decentralized, fully functional, fully staffed LTC Pharmacies in 32 States Transforming the Business Using Automation and Technology Map does not represent all NeighborCare locations

Map does not represent all NeighborCare locations Transforming the Business Using Automation and Technology Pharmacy Operations Today Fulfillment Dispensing Packaging Data Processing

Transforming the Business Using Automation and Technology Map does not represent all NeighborCare locations Pharmacy Operations Tomorrow - Centralized Data Processing

Transforming the Business Using Automation and Technology Map does not represent all NeighborCare locations Pharmacy Operations Tomorrow - Centralized Data Processing

Transforming the Business Using Automation and Technology Map does not represent all NeighborCare locations Pharmacy Operations Tomorrow - Centralized Data Processing Data Hub

Transforming the Business Using Automation and Technology Pharmacy Operations Tomorrow - Centralized Drug Repackaging Map does not represent all NeighborCare locations Data Hub

Transforming the Business Using Automation and Technology Pharmacy Operations Tomorrow - Centralized Drug Repackaging Map does not represent all NeighborCare locations Drug Repack Center Data Hub

Transforming the Business Using Automation and Technology Pharmacy Operations Tomorrow - Centralized, Automated "Super" Pharmacies Map does not represent all NeighborCare locations Data Hub Drug Repack Center

Transforming the Business Using Automation and Technology Pharmacy Operations Tomorrow - Centralized, Automated "Super" Pharmacies Map does not represent all NeighborCare locations Super Pharmacy Data Hub Drug Repack Center Super Pharmacy Super Pharmacy

Transforming the Business Using Automation and Technology Pharmacy Operations Tomorrow - Automated "Super" Pharmacies, Drug Repack, Data Hub - All Networked Map does not represent all NeighborCare locations Super Pharmacy Data Hub Drug Repack Center Super Pharmacy Super Pharmacy Local Pharmacy

Transforming the Business
Using Automation and Technology

2002-2003 Drug Trend Increases

8-13% Total


5-7%
1-2%
2-4%

Utilization
Opportunity to impact utilization driven cost through NeighborCare's Cost Management Program

New Products

Price Increases

Source: NeighborCare internal estimates and IMS study.

33

Transforming the Business Using Automation and Technology

Customer Tools: inTelAdmitTM Patient Screening System inTelAdmitTM is an intelligent point-of-care patient screening system that helps our customers assure formulary compliance, recommends therapeutic substitutions, and provides a complete financial profile - all prior to admission. Pre-Admission Risk Assessment Tool Real-time support and patient analysis Positively impacts referral to admission conversions Transforming the Business Using Automation and Technology

Patient Screening through inTelAdmitTM Runs on Laptop, PC or Tablet Transforming the Business Using Automation and Technology

Patient Screening through inTelAdmitTM Runs on Laptop, PC or Tablet Transforming the Business Using Automation and Technology Patient Demographics Wizard

Patient Screening through inTelAdmitTM Runs on Laptop, PC or Tablet Transforming the Business Using Automation and Technology Patient Demographics Wizard Drug Cost Projections - Complete First Data Bank Drug Data - State PDL - Facility Pricing

Patient Screening through inTelAdmitTM Runs on Laptop, PC or Tablet Transforming the Business Using Automation and Technology Patient Demographics Wizard Drug Cost Projections - Complete First Data Bank Drug Data - State PDL - Facility Pricing Results Analysis - Clinical Review - Drug Compatibility

Patient Screening through inTelAdmitTM Runs on Laptop, PC or Tablet Transforming the Business Using Automation and Technology Patient Demographics Wizard Drug Cost Projections - Complete First Data Bank Drug Data - State PDL - Facility Pricing Results Analysis - Clinical Review - Drug Compatibility

Customer Tools: inSightRxTM Management Reporting and Decision Analysis System inSightRxTM is a Data Warehouse and Management Reporting System designed to give facilities the Pharmacy information they need to effectively manage their business. Helps manage drug costs & utilization Includes Company & Industry benchmarks Accessible over the Internet Transforming the Business Using Automation and Technology

Customer Tools: inSightRxTM Reporting System Transforming the Business Using Automation and Technology Sample Reports -

Customer Tools: inSightRxTM Reporting System Transforming the Business Using Automation and Technology Sample Reports - Top 50 Medications

Customer Tools: inSightRxTM Reporting System Transforming the Business Using Automation and Technology Sample Reports - Top 50 Medications Medicare A Drug Spend

Customer Tools: inSightRxTM Reporting System Transforming the Business Using Automation and Technology Sample Reports - Top 50 Medications Medicare A Drug Spend Physician Profile

Customer Tools: inSightRxTM Reporting System Transforming the Business Using Automation and Technology Sample Reports - Top 50 Medications Medicare A Drug Spend Physician Profile

2004E 1350 Drug Trend Impact 1350 106 Bed Growth 1456 117 Other 1573 16 2005E 1590 The Business Plan Revenue Build-up (in millions) Fiscal 2004E Revenue Build-Up Fiscal 2005E Revenue Build-Up Fiscal 2006E Revenue Build-Up Fiscal 2007E Revenue Build-Up 2003A 1189 Drug Trend Impact 1189 95 Bed Growth 1284 45 Other 1329 21 2004E 1350 $1,400-1,500 $1,550-1,725 2005E 1590 Drug Trend Impact 1590 118 Bed Growth 1708 183 Other 1891 18 2006E 1909 $1,850-2,050 2006E 1909 Drug Trend Impact 1909 134 Bed Growth 2043 243 Other 2286 20 2007E 2305 $2,250-2,500

2003A 86 Organic Growth / Drug Trend 86 6 Cost Initiatives 92 11 Acquisition Growth 103 2 2004E 105 2006E 229 Organic Growth / Drug Trend 229 55 Cost Initiatives 284 17 Acquisition Growth 301 11 2007E 312 2005E 156 Organic Growth / Drug Trend 156 44 Cost Initiatives 200 20 Acquisition Growth 220 9 2006E 229 2004E 105 Organic Growth / Drug Trend 105 31 Cost Initiatives 136 14 Acquisition Growth 150 7 2005E 156 The Business Plan EBITDA Growth Fiscal 2004E EBITDA Build-Up Fiscal 2005E EBITDA Build-Up Fiscal 2006E EBITDA Build-Up Fiscal 2007E EBITDA Build-Up $110-120 $150-165 $220-240 $300-330

The Business Plan EPS Growth EPS With Options 2004E 0.89 2005E 1.5286 2006E 2.42 2007E 3.5

Capex Spending

Building Value for Shareholders Financial Targets NeighborCare expects to deliver through 2007: Top-line growth between 16% and 20% annually EBITDA margins reaching in excess of 13% by 2007 EPS CAGR of 54%-63%

Six months removed from spin-off, NeighborCare is making significant progress, with a firm plan for growth. Service costs are dropping Detailed plan for automation Formulary compliance improving Suppliers seeing a more educated and demanding customer Solid organic growth plan underway Opening new facilities and completing acquisitions that are filling gaps in our service areas Building Value for Shareholders Progress Summary

Building Value For Shareholders John J. Arlotta, Chairman, President & CEO June 14, 2004